Exhibit 99.2
PRESS RELEASE

Contact:
John Beck
Ardea Biosciences, Inc.
(858) 652-6523
jbeck@ardeabio.com
Ardea Biosciences Announces Positive Results from a Phase 1 Study of RDEA594
SAN DIEGO, January 12, 2009 — Ardea Biosciences, Inc. (Nasdaq: RDEA) today announced positive results from a completed single ascending dose (SAD) Phase 1 clinical study of RDEA594, its lead product candidate for the treatment of hyperuricemia and gout. The study was conducted in normal healthy volunteers with serum uric acid above 5.0 mg/dL. The results of this study demonstrated that single doses of up to 600 mg of RDEA594 were well tolerated, with linear increases in drug levels observed throughout the dose range investigated, and with up to an 11 hour elimination half-life. There was also a dose related decrease in serum uric acid in the first 24 hours after dosing. Overall reductions compared to placebo of up to 30% in serum uric acid over the first 24 hours were observed with RDEA594, which is about twice that observed in prior studies with a single 800 mg dose of RDEA594’s prodrug, RDEA806, and is favorable to published results for benzbromarone in normal healthy volunteers, a drug previously used to treat gout patients that is believed to work via a similar mechanism of action. Ardea has initiated a multiple ascending dose (MAD) study of RDEA594 in healthy volunteers to investigate the safety, pharmacokinetics, and pharmacodynamics of RDEA594 administered once daily for 10 days.
“The results from the SAD study demonstrate the tolerability and potent activity of RDEA594 in reducing serum uric acid,” commented Barry D. Quart, PharmD, president and chief executive officer. “We have continued our expedited development of this compound with the initiation late last year of the MAD study, which is designed to identify doses for the planned Phase 2 dose-response study in gout patients later this year.”
About RDEA594
RDEA594 is a major metabolite of RDEA806, our lead non-nucleoside reverse transcriptase inhibitor (NNRTI) in clinical development for the treatment of patients with human immunodeficiency virus (HIV). RDEA594 does not have antiviral activity and is responsible for the uric acid-lowering effects observed following administration of RDEA806 to over 150 subjects in Phase 1 and Phase 2 clinical trials. RDEA594 is believed to be an inhibitor of the URAT1 transporter in the kidney, which is responsible for the regulation of uric acid levels.
About Ardea Biosciences, Inc.
Ardea Biosciences, Inc., of San Diego, California, is a biotechnology company focused on the discovery and development of small-molecule therapeutics for the treatment of HIV, gout, cancer and inflammatory diseases. We have five product candidates in clinical trials and others in preclinical development and discovery. Our most advanced product candidate is RDEA806, an NNRTI, which has successfully completed a Phase 2a study for the treatment of patients with HIV. We have evaluated our second-generation NNRTI for the treatment of HIV, RDEA427, in a human micro-dose pharmacokinetic study and have selected it for clinical development based on a plasma half-life of greater than 40 hours. RDEA594, our lead product candidate for the treatment of hyperuricemia and gout, is being evaluated in Phase 1 clinical trials. We are evaluating our lead MEK inhibitor, RDEA119, in a Phase 1/2 study in combination with sorafenib (Nexavar®, Onyx Pharmaceuticals, Bayer HealthCare) and as a single agent in a Phase 1 study, both in advanced cancer patients, and have completed a Phase 1 study in normal healthy volunteers as a precursor to trials in patients with inflammatory diseases. Lastly, we have evaluated our second-generation MEK inhibitor for the treatment of cancer and inflammatory diseases, RDEA436, in a human micro-dose pharmacokinetic study and have selected it for clinical development.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding our plans and goals, the expected properties and benefits of RDEA806, RDEA427, RDEA594, RDEA119, RDEA436 and our other compounds and the timing and results of our preclinical, clinical and other studies and our financial performance. Risks that contribute to the uncertain nature of the forward-looking statements include risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with our drug discovery and development programs, and risks related to the outcome of our business development activities. These and other risks and uncertainties are described more fully in our most recently filed SEC documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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